                                             Exhibit 99
                                             ----------



                                   For Immediate Release
                                   ---------------------


Contact:  Charles B. Hintz, Investor Relations
          212/703-7178

          Tracey Gordon, Media Relations
          212/703-7618


MORGAN STANLEY GROUP INC. ANNOUNCES EARNINGS FOR THE
QUARTER ENDED AUGUST 31, 1995

NEW YORK, September 26, 1995 -- Morgan Stanley Group
Inc. (NYSE:MS) today announced financial results for the quarter ended August 31, 1995./1/

Net income for the quarter ended August 31, 1995 was $209 million, or $2.45 per common share on a primary basis. This was an increase of 73% compared to the $121 million, or $1.31 per share earned in the fiscal
1994 second quarter ended July 31, 1994.  Net revenues
(total revenues less interest expense) for the August quarter were $1,151 million versus $913 million for the second quarter of 1994. Fully diluted earnings per common share were $2.34 for the August quarter versus
$1.26 for the July 1994 quarter.

Net income for the six months (seven months) ended
August 31, 1995 was $375 million ($413 million), or
$4.36 per share ($4.80) on a primary basis and $4.16
($4.57) on a fully diluted basis. Net revenues for the period were $2,162 million ($2,455 million). Results for the first six months ended July 31, 1994 were net income of $238 million, or $2.58 earnings per share on a primary basis, and $2.48 on a fully diluted basis.
Net revenues for the first half of 1994 were $1,801 million.

Results for the quarter ended August 31, 1995 reflected strong performances by Morgan Stanley's investment banking, sales and trading, and asset management businesses. Morgan Stanley's significant market share in the mergers and acquisitions market, combined with improved debt and equity underwriting volumes contributed to the growth of Investment Banking revenues. Sales and trading revenues also grew during the quarter. Equity revenues benefited from strong customer trading volumes and favorable market conditions, especially in the United States and Japan.
Higher customer volumes combined with an improved interest rate environment contributed to Fixed Income's revenue growth. Asset Management's revenues expanded as assets under management grew to $52 billion.

"Morgan Stanley's performance in the quarter reflects not only an improved operating environment, but also the benefits of our consistent focus on investing in our business for the long-term" said Richard B. Fisher, chairman, and John J. Mack, president, in a joint statement.

"The strategic investment we made in Morgan Stanley over the past few years, and most notably in 1994, is yielding benefits. Our expanded ability to provide financial services to our client's global needs is contributing to improved market share and higher profitability. Our commitment to serve our clients across the business cycle continues to strengthen our competitive position in all our major business lines."

During the quarter, the Firm announced that it had reached an agreement to acquire Miller Anderson &
Sherrerd, LLP, an institutional asset manager with approximately $33 billion in assets. The current pro forma combination of Miller Anderson & Sherrerd with Morgan Stanley Asset Management will increase assets under management to $85 billion. The acquisition, subject to certain customary conditions, is expected to close by the end of the 1995 fiscal-year.

The Company also announced the declaration by its Board of Directors of a quarterly dividend of 32 cents per common share. The dividend is payable on October 26, 1995 to holders of record on October 9, 1995.

Total capital (stockholder's equity and long-term debt) at August 31, 1995 was $13.1 billion, including $4.9 billion of common and preferred stockholders' equity.
Book value per common share was $52.67 based on quarter-end shares and share-equivalents of 79,011,108.

Morgan Stanley Group Inc. is a global financial services firm with offices in New York, London, Tokyo and other principal financial centers around the world.

/1/  Morgan Stanley changed its fiscal year-end in 1995
     from January to November.  Fiscal   1995 consists
     of three reporting periods, the four months ended
     May 31, and the three months ended August 31 and November 30.


                   --Table Follows--


                                                  Morgan Stanley Group Inc.
                                              Consolidated Statement of Income
                                                        (Unaudited)
                                              (In millions, except share data)

                                                                                                SEVEN
                                                                                                MONTHS
                                       THREE MONTHS ENDED            SIX MONTHS ENDED           ENDED
                                     -----------------------     ------------------------    -----------
                                       AUG 31      JULY 31         AUG 31       JULY 31        AUG 31
                                        1995         1994           1995         1994           1995
                                     ----------   ----------     ----------   -----------    -----------

Revenues:

     Investment banking                    $355         $211           $628          $471           $708
     Principal transactions:
         Trading                            352          300            790           558            904
         Investments                         69           23             63            33             63
     Commissions                            130          112            261           231            298
     Interest and dividends               1,899        1,525          3,641         3,086          4,229
     Asset management and
       administration                        96           89            184           170            215
     Other                                    1            2              2             5              3
                                     ----------   ----------     ----------   -----------    -----------

           Total revenues                 2,902        2,262          5,569         4,554          6,420
      Interest expense                    1,751        1,349          3,407         2,753          3,965
                                     ----------   ----------     ----------   -----------    -----------

           Net revenues                   1,151          913          2,162         1,801          2,455
                                     ----------   ----------     ----------   -----------    -----------

Expenses excluding interest:

     Compensation and benefits              575          460          1,050           900          1,188
     Occupancy and equipment                 84           74            164           142            191
     Brokerage, clearing and
       exchange fees                         64           59            130           117            150
     Communications                          31           28             65            57             76
     Business development                    30           41             64            80             78
     Professional services                   37           39             77            80             91
     Other                                   32           30             63            59             74
                                     ----------   ----------     ----------   -----------    -----------

        Total expenses excluding            853          731          1,613         1,435          1,848
          interest


Income before income taxes                  298          182            549           366            607

Provision for income taxes                   89           61            174           128            194
                                     ----------   ----------     ----------   -----------    -----------


Net income                                 $209         $121           $375          $238           $413
                                     ==========   ==========     ==========   ===========    ===========


Earnings applicable to
  common shares *                          $192         $104           $342          $205           $375
                                     ==========   ==========     ==========   ===========    ===========

Average common and common equivalent
  shares outstanding *               78,618,459   79,605,505     78,402,692    79,741,366     78,077,863
                                     ==========   ==========     ==========   ===========    ===========


Primary earnings per share                $2.45        $1.31          $4.36         $2.58          $4.80
                                     ==========   ==========     ==========   ===========    ===========

Fully diluted earnings per share          $2.34        $1.26          $4.16         $2.48          $4.57
                                     ==========   ==========     ==========   ===========    ===========


* For primary earnings per share